Exhibit 99.2

LETTER TO BENEFICIAL HOLDERS REGARDING THE OFFER TO EXCHANGE

Up to $654,004,000 4.926% Senior Notes due 2037

FOR

$654,004,000 4.926% Senior Notes due 2037

OF

BROADCOM INC.

PURSUANT TO THE PROSPECTUS DATED     , 2026

144A CUSIP:	Reg S CUSIP:

11135F BV2	U1109M BA3

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     , 2026, UNLESS EXTENDED (THE “EXPIRATION DATE”).

[DATE]

To Our Clients:

Enclosed for your consideration is a prospectus dated     , 2026 (the “Prospectus”) that constitutes the offer (the “Exchange Offer”) by Broadcom Inc., a Delaware corporation (the “Issuer”), to exchange up to $654,004,000 aggregate principal amount of any and all of its outstanding 4.926% senior notes due 2037 (such notes issued on April 18, 2022, the “Old Notes”) for an equal aggregate principal amount of its newly issued 4.926% Senior Notes due 2037 (the “New Notes”) in a transaction that is registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and conditions set forth in the Prospectus. The Prospectus more fully describes the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

These materials are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Old Notes, pursuant to the terms and conditions set forth in the Prospectus. We urge you to read carefully the Prospectus before instructing us to tender your Old Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on     , 2026, unless extended by the Issuer. Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. There is no letter of transmittal for Old Notes tendered in connection with the Exchange Offer. Holders of Old Notes who wish to participate in the Exchange Offer must comply with the procedures under The Depository Trust Company’s Automated Tender Offer Program (“ATOP”) prior to the Expiration Date. The valid submission of an electronic acceptance instruction through ATOP shall constitute delivery of the Old Notes in connection with the Exchange Offer. There are no guaranteed delivery procedures applicable to the Exchange Offer.

INSTRUCTIONS TO REGISTERED HOLDER

FROM BENEFICIAL OWNER

$654,004,000 4.926% Senior Notes due 2037

OF

BROADCOM INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Issuer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus.

The aggregate principal amount of the Old Notes held by you for the account of the undersigned is:

$     of 4.926% per annum for the 2037 Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

$       of 4.926% per annum for the 2037 Notes.

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Prospectus that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that (i) the undersigned or any beneficial owner of the Old Notes is acquiring the New Notes in the ordinary course of business of the undersigned (or such beneficial owner), (ii) neither the undersigned nor any beneficial owner is engaging in or intends to engage in a distribution of the New Notes within the meaning of the federal securities laws, (iii) neither the undersigned nor any beneficial owner has (and, at the time the exchange offer is consummated, neither will have) an arrangement or understanding with any person or entity to participate in a distribution of the New Notes, (iv) neither the undersigned nor any beneficial owner is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer, (v) the undersigned and each beneficial owner acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is participating in the Exchange Offer for the purpose of distributing the New Notes, must comply with the registration and prospectus-delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters (see the section of the Prospectus entitled “The Exchange Offer-Transfers of Exchange Notes”), (vi) a secondary resale transaction described in clause (v) above and any resales of New Notes or interests therein obtained by such holder in exchange for Old Notes or interests therein originally acquired by such holder directly from the Issuer should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC and (vii) the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations; (b) to agree, on behalf of the undersigned, as set forth in the Prospectus; and (c) to take such other action as necessary under the Prospectus to effect the valid tender of Old Notes.

The purchaser status of the undersigned is (check the box that applies):

☐	A “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act)

☐	An “Institutional Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)

☐	A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the Old Notes outside the United States in accordance with Rule 904 under the Securities Act

☐	Other (describe)

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Name(s) (please print):

Address:

Principal residence/place of business (if different from address listed above):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date: